Exhibit 99.6

Important Information About the Proposed Transaction and Where to Find It

As previously announced, on December 6, 2022, Golden Falcon Acquisition Corp., a Delaware corporation (“Golden Falcon”), MNG Havayollari ve Tasimacilik A.S., a joint stock corporation organized under the laws of Turkey (“MNGA”), Merlin HoldCo, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of MNGA (“HoldCo”), Merlin IntermediateCo, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of HoldCo (“IntermediateCo”), Merlin FinCo, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of HoldCo (“FinCo”), and Merlin Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of IntermediateCo (“Merger Sub”) entered into a business combination agreement (the “Business Combination Agreement”), pursuant to which, among other things, Merger Sub will merge with and into Golden Falcon (the “Merger”), with Golden Falcon continuing as the surviving company after the Merger, as a result of which Golden Falcon will become an indirect, wholly-owned subsidiary of MNGA (the “proposed transaction”). In connection with the proposed transaction, MNGA intends to publicly file a Registration Statement on Form F-4 (the “Form F-4”) with the SEC, which will include a proxy statement/prospectus and certain other related documents, which will be both the proxy statement to be distributed to holders of shares of Golden Falcon’s common stock in connection with Golden Falcon’s solicitation of proxies for the vote by its stockholders with respect to the proposed transaction and other matters as may be described in the definitive proxy statement, as well as a prospectus relating to the offer and sale of the securities of MNGA to be issued in the proposed transaction. The definitive proxy statement/prospectus will be sent to all Golden Falcon stockholders as of a record date to be established for voting on the transaction. Golden Falcon also will file other documents regarding the proposed transaction with the SEC.

Before making any voting decision, investors and security holders of Golden Falcon are urged to read the registration statement, the proxy statement/prospectus, and amendments thereto, and the definitive proxy statement/prospectus in connection with Golden Falcon’s solicitation of proxies for its stockholders’ meeting to be held to approve the transaction, and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about Golden Falcon, MNGA and the proposed transaction.

Investors and securityholders will be able to obtain free copies of the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Golden Falcon and MNGA through the website maintained by the SEC at www.sec.gov.

The documents filed by Golden Falcon with the SEC also may be obtained free of charge at Golden Falcon’s website at www.goldenfalconcorp.com or upon written request to: Golden Falcon Acquisition Corp., 850 Library Avenue, Suite 204, Newark, DE 19711.

NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PRESENTATION, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PRESENTATION. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

Forward-Looking Statements

This presentation, and the Investor Presentation filed as Exhibit 99.5 on the Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this presentation and the Investor Presentation filed as Exhibit 99.5 on the Current Report on Form 8-K, including statements regarding our belief that MNGA will serve the east to west trade route better than other operators, our belief that this is a differentiated deal when compared to the broader market, the anticipated value accretion as MNGA delivers on its business plan, the rate of growth of the express cargo market, the increased visibility and public float associated with going public, the expansion of MNGA’s aircraft fleet and the growth of MNGA’s e-commerce sector.

are forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” “forecast” or the negatives of these terms or variations of them or similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements are based upon estimates, forecasts and assumptions that, while considered reasonable by Golden Falcon and its management, and MNGA and its management, as the case may be, are inherently uncertain and many factors may cause the actual results to differ materially from current expectations which include, but are not limited to: the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the price of Golden Falcon’s securities; Golden Falcon’s potential failure to obtain an extension of the deadline for the proposed transaction; the failure to satisfy the conditions to the consummation of the proposed transaction, including the adoption of the business combination agreement by the stockholders of Golden Falcon; failure to satisfy the minimum cash amount following redemptions by Golden Falcon’s public stockholders in connection with the stockholder vote to extend the business combination deadline and the stockholder vote to approve the business combination agreement and the transactions contemplated thereby; failure to receive certain governmental and regulatory approvals; the lack of a third party valuation in determining whether or not to pursue the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the business combination agreement; costs related to the proposed transaction; actual or potential conflicts of interest of Golden Falcon’s management with its public stockholders; the effect of the announcement or pendency of the proposed transaction on MNGA’s business relationships, performance, and business generally; risks that the proposed transaction disrupts current plans of MNGA and potential difficulties in MNGA’s employee retention as a result of the proposed transaction; the outcome of any legal proceedings that may be instituted against MNGA or against Golden Falcon related to the merger agreement or the proposed transaction; failure to realize the anticipated benefits of the proposed transaction; the inability to meet and maintain the listing of Golden Falcon’s securities (or the securities of MNGA) on the NYSE; the risk that the price of Golden Falcon’s or MNGA’s securities may be volatile due to a variety of factors, including macro-economic and social environments affecting MNGA’s business and changes in the combined capital structure; the inability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities; the risk that MNGA will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all; the risk that the post-combination company experiences difficulties in managing its growth and expanding operations; negative economic conditions that could impact MNGA and the air cargo business in general; factors that affect air cargo companies generally; changes in, and MNGA’s ability to comply with, laws and government regulations, particularly, the civil aviation regulatory framework; competition in the air cargo industry; reduction in demand for MNGA’s cargo or charter operations, including as a result of reductions in global trade growth or e-commerce activity, government reduction or limitation of operating capacity; risks associated with MNGA doing business in emerging markets; conflict and uncertainty in neighboring countries; and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Golden Falcon’s Annual Report on Form 10-K which was filed by Golden Falcon on March 31, 2022 (the “2021 Form 10-K”), and subsequently filed Quarterly Reports on Form 10-Q, as such factors may be updated from time to time in Golden Falcon’s filings with the SEC, the Form F-4 and the proxy statement/prospectus contained therein. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Golden Falcon and MNGA caution that the foregoing list of factors is not exclusive.

Nothing in this presentation or the Investor Presentation filed as Exhibit 99.2 on the Current Report on Form 8-K should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Neither Golden Falcon nor MNGA gives any assurance that either Golden Falcon or MNGA or the combined company will achieve its expected results. Neither Golden Falcon nor MNGA undertakes any duty to update these forward-looking statements, except as otherwise required by law.

Participants in the Solicitation

MNGA and Golden Falcon and their respective directors and officers and other members of management may, under SEC rules, be deemed to be participants in the solicitation of proxies from Golden Falcon’s stockholders with the proposed transaction and the other matters set forth in the proxy statement/prospectus. Information about Golden Falcon’s directors and executive officers is set forth in Golden Falcon’s filings with the SEC, including the 2021 Form 10-K. Additional information regarding the direct and indirect interests, by security holdings or otherwise, of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of these documents as described above under “Important Information About the Proposed Transaction and Where to Find It.”

No Offer or Solicitation

This presentation is for information purposes only and shall not constitute a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction and is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy, sell or solicit any securities or any proxy, vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be deemed to be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

Project Merlin

Page 3: Golden Falcon and MNGA Leadership Team Scott

Thank you for joining us today. We are thrilled to have the opportunity to talk to you about MNG Airlines.

By way of background, Makram as CEO and I, Scott Freidheim, as Chairman, are the co-founders of Golden Falcon Acquisition Corp.

Makram was the Global Head of Sovereign Wealth Funds and Chairman of Media Investment Banking EMEA at Lehman Brothers, he founded KKR in the Middle East, and was Chairman of Banking EMEA and Chairman of MENA for Barclays for many years before founding Full Circle Capital.

I was on the global executive committee at Lehman Brothers, and was the COO of Sears Holding, CEO of Investcorp Europe, CEO of CDI Corp, and am currently managing Freidheim Capital.

From the beginning, we have said that we are not putting together a couple folks to get a deal done – rather a platform to provide cross cycle value to a business combination partner. That included three key pillars:

•	Sourcing—focusing on proprietary deals as opposed to SPAC auction processes which we believe have been the industry standard.

•	Capital—in a difficult IPO environment around the time of the U.S. presidential elections in 2020, we secured a substantial portion of the book before we launched with our underwriters.

•

Experience—Our management team has done over $450 billion of aggregate deals, and as part of the Golden Falcon platform, including Golden Falcon management, board and strategic advisors, we have 20 Chairpersons, CEOs, and founders on both sides of the Atlantic to offer strategic guidance and an extended network of relationships.

We created this compelling platform because we appreciate the need to add differentiated value.

Golden Falcon has evaluated over 500 companies since our IPO. We conducted due diligence on dozens of companies, including 16 that have announced combinations with other SPACs.

We have been patient; as I said, we were never focused on just “getting a deal done,” we were always focused on getting the right deal done. That is why we are pleased to be presenting MNG Airlines to you.

With us here today are:

•

Murathan Bey, the Executive Chairman of MNG Airlines and CEO of the Mapa Group. Murathan has over 15 years of business experience with MNG. He and his father are successful founders of businesses in a range of industries with global operations. Murathan is also a Board Member of the Atlantic Council, a Washington DC-based think tank, alongside other directors David Petraeus and Henry Kissinger.

Also with us is:

•	Sedat Bey, CEO of MNG Airlines. Sedat has been with MNG Airlines for about 20 years, including 16 years as CEO.

With that, I would like to turn it over to Makram.

Page 4: Golden Falcon Has Reviewed More Than 500 Targets, andMNGA Aligns Well with Its Key Objectives Makram

Thank you, Scott.

We believe that with MNG Airlines, we are bringing to market what we said we would:

•	An established company with a successful track record: MNG Airlines has 25 years of operating experience servicing over 15,000 corporate customers across 41 countries on 4 continents.

•

Headquartered in our geography of focus of Europe and the Middle East: MNG Airlines is strategically located in one of the largest and fastest-growing air cargo markets globally and at the crossroads of 3 continents: Europe, Asia, and Africa. Before China entered the World Trade Organization, the center of gravity of global trade was located in the middle of the Atlantic, between Europe and North America. That center of gravity has shifted eastwards, and today, more than half of global trade is carried out between Europe and Asia. MNG Airlines’s position at the heart of the modern Silk Road is the shortest route between China and Western Europe, and we believe it enables MNG Airlines to serve the east to west trade route better than operators to the north, including those based in Scandinavia, and those to the south, including those based in Doha, Dubai, or Singapore. Europe accounts for the largest portion of MNG Airlines’ revenues, with Germany being the largest market, followed by Asia.

•

MNG Airlines is a company experiencing significant secular market tailwinds: MNG Airlines’ industry is experiencing increasing demand for express air cargo coupled with historic air freight growth at an approximately 3.6x multiple of global GDP growth between1973-2019, according to IATA data, as well as supply-side constraints on meeting global need for dedicated freighter capacity. Willie Walsh, the IATA director general and former CEO of IAG, noted that prior to the COVID pandemic, air cargo accounted for approximately 12% of overall airline revenues. IATA’s Global Outlook for Air Transport report from December 2022 predicted this figure would increase to nearly 28% in 2022, and Mr. Walsh noted he believes air cargo’s increasing importance represents a permanent shift.

•

MNG Airlines has a strong growth profile: for the last twelve-month period ending September 30, 2022, MNG Airlines’ revenue grew by 39% year-on-year to $353 million. MNG Airlines e-Commerce revenues grew to $82 million in the last twelve months ended September 30, 2022, from zero in 2020.

•

The Company also generates strong cash flows: MNG Airlines has been net-income positive for the last 10 years, and for the last twelve-month period ending September 30, 2022, MNG Airlines delivered net income of $56 million, and adjusted EBITDA of $116 million, representing a 33% margin.

•

MNG Airlines has a clear transatlantic nexus: the Company recently started flying to both New York and Toronto, and has identified multiple growth levers in North America, namely through potential long-term capacity agreements with leading logistics players and/or potential complementary acquisitions.

•

And they are supported by committed shareholders: the MAPA Group has been a supportive shareholder of MNG Airlines since its inception 26 years ago, and is expected to continue to retain a significant stake in the Company.

This company does not need to raise capital to fund its business plan, they have very little debt and an EBITDA of well over $100 million per year, they want to go public because of the strategic nature of their commercial agreements and to obtain an acquisition currency for their vertical and horizontal M&A ambitions.

Before bringing this deal to market, we conducted due diligence on the company for over nine months, including a site visit to their global headquarters, and we have a strong team of advisors working on the business combination, including: UBS, Moelis, Early Bird Capital, KPMG, PWC, Deloitte, White & Case, Greenberg Traurig, and others.

Page 5: MNGA is in the Top 1% of US-Listed Opportunities Measured by Profitability, Growth and EV/EBITDA Makram

If you look at the universe of roughly 7,000 public companies traded in the U.S., less than 1% have growth in excess of 30% per year, over 30% EBITDA margins, scale with over $100 million of EBITDA and that trade under 6x EBITDA from a valuation perspective. MNG Airlines meets all these key criteria that fewer than 1% of all approximately 7,000 public companies listed in the U.S. meet.

Page 6: … and a Differentiated High-Quality Asset in theDeSPAC Opportunities Universe Makram

The purpose of a SPAC should not just be about getting a deal done. It should also be about a sponsor group leveraging its unique resources to bring attractive opportunities to investors that would otherwise not have access to them and providing a route for companies to go public with resources and experience that complement and improve the trajectory of their company.

A number of SPAC combinations in the market were auction processes that can inflate valuations. Our focus was on proprietary situations where no other SPAC was involved, like MNG Airlines.

As we just mentioned, we are pleased to be bringing a company to our investors that has scale with over $100 million in EBITDA, growth at over 30% per year and profitability with an EBITDA margin over 30% and a decade of profitability behind them.

If you look at the universe of DeSPACs that closed from January 2022 through late October 2022 for which there were approximately 80, we are the only one that has over 30% growth on the top line, that has over 30% EBITDA margins and scale with $100 million or more EBITDA, and, further, we have the lowest EBITDA multiple of any; notwithstanding whether they met any of those criteria or not. We believe we are bringing a very differentiated deal when compared with the broader market.

Page 7: Proposed Transaction Summary Makram

The company has agreed to combine in a transaction with an implied enterprise value of $676 million, representing 5.8x LTM EBITDA for the 12 months ended September 30, 2022 and an approximately 30% discount to the key comp, Cargojet.

MNG Airlines appreciates the long-term value it can potentially generate as a publicly-listed company, including the anticipated value accretion as the company delivers on its business plan, the enhanced ability to execute M&A transactions with public currency, and more.

The company has a fully-funded business plan without raising any external capital. We are seeking to secure a minimum of $30 million of cash at close as part of the transaction. Proceeds are going to MNG Airlines’ parent entity, which incurred some debt as part of the consortium in charge of building Istanbul’s new state-of-the-art airport that cost more than $12 billion, with any remaining proceeds going to the company to fund growth initiatives.

With that, I would like to turn it to Murathan, the Chairman of the company.

Page 8: A Historically Growing Sector with Multiple Tailwinds Murathan

Thank you, Makram. I appreciate this opportunity.

First, I thought it would be helpful to tell you why we are excited about doing this transaction with Golden Falcon.

We founded this company 26 years ago because we saw an opportunity.

Of all the businesses we are in; including construction, hospitality, and renewable energy, we are most excited about being at the heart of global trade.

We have been diligent about building all the strategic pieces required to create a global logistics provider and e-commerce enabler.

On the back of our success until now, we also see the opportunity to accelerate our execution in becoming one of the leading companies in this sector through a listing in the United States.

As background, we believe MNG Airlines sits on top of a great base of growth.

Global air freight has been growing over the past half century at approximately 3.6x global GDP. On top of this, the express cargo market is expected to grow at nearly 1.8x the rate of general cargo.

Page 9: Strategically Based in One of the Largest and Fastest-Growing Air Cargo Markets Globally Murathan

We are also strategically located in Istanbul, one of the largest logistics hubs globally, where air transport freight has grown at nearly 10x the global rate from 2009 to 2019.

We believe we have great tailwinds behind us.

We see the value of a listing in the United States. By going public in the U.S., MNG Airlines expects to have the visibility and public float to structure partnerships.

For example, Cargojet has entered into partnerships with Amazon and DHL where they provide a minimum guarantee of revenue in exchange for Cargojet warrants.

Additionally, we expect to have access to an acquisition currency to capitalize more effectively on value-creating M&A opportunities, including the ability to purchase an Air Operator’s Certificate (AOC) or another warehousing business in strategic markets throughout Europe and North America.

We are thrilled to be partnering with Makram and Scott and their team at Golden Falcon. I have had the pleasure of interacting with them regularly over the past 10 months, and I appreciate the strong fit between the two teams.

Now I would also like for you to hear from our CEO, Sedat, who can speak about the business and our growth initiatives.

Page 10: MNG Airlines is a Global Logistics Provider & e-Commerce Enabler Sedat

Thank you, Murathan.

As Scott mentioned, I have been running this company for nearly 20 years. I have operated this business across a number of cycles, including through the financial crisis, when oil prices spiked in 2013, and more. I have never seen a better opportunity than today for MNG Airlines.

•	As you will see in the chart on the bottom left, we operate a diversified business, with a range of services including:

•	Scheduled flights,

•	Charter and ACMI services, and

•	Warehouse & handling.

•	More than 98% of our revenue is generated in US Dollars, Euros and Pounds.

•	These services enabled us to grow our topline by 37% per year since 2019, while EBITDA grew 43% per year over the same time period.

•	This growth has continued, with revenue growth of 39% in the last 12 months as of September 30, 2022.

•

Our first converted A330-300 came online in 2021, and our second in 2022. In light of continued strong demand, we are investing further in our fleet and have two planes under LOI that we expect to be added to our fleet in 2023 and 2024. We intend to add another plane per year in 2025 and 2026.

•	Future revenues are supported by a number of factors you can see in the bottom right, but just to highlight a few:

•	69% of this year’s revenues are planned to come from contracted customers, and

•	We plan to grow the aircraft fleet by 30% with aircraft already under LOI from 2021—2023.

Page 11: Upside from Multiple Growth Levers Including Geographic Expansion & Vertical Integration Sedat

•	We started flying weekly to JFK since November 2021, and we also started a route to Toronto in October 2022.

•

I am very excited about leveraging our services and track record of excellence to capitalize on the opportunity in North America, just as we have done in Europe and Asia, both organically, and through M&A, as mentioned by Murathan.

Page 12: Significant Upside from Multiple Growth Levers including E-Commerce Integration Sedat

•	I would also like to expand on the e-commerce angle.

•

We have grown our revenue in this sector to $82 million in the last twelve months period ending September 30, 2022 from nothing in 2020 and $51 million last year. Our strategic location in Istanbul positions us on the fastest route from Asia to Europe. We expect these volumes to continue to grow.

Page 13: Key Investment Highlights Sedat

•	Needless to say, we are incredibly excited about MNG Airlines’ future and an anticipated U.S. listing.

•	Thank you.